EXHIBIT 10.45


                                      LEASE

                                 BY AND BETWEEN

                          AETNA LIFE INSURANCE COMPANY

                                  ("Landlord")

                                       AND

                         POTOMAC FINANCIAL GROUP, L.L.C.

                                   ("Tenant")






                            Multi-tenant Office Lease

                           12020 Sunrise Valley Drive
                                Reston, Virginia

                                TABLE OF CONTENTS
                                -----------------

1.       TERMS................................................      1
         -----

2.       DELIVERY OF POSSESSION...............................      2
         ----------------------

3.       PAYMENT OF RENT......................................      2
         ---------------

4.       SECURITY DEPOSIT.....................................      2
         ----------------

5.       USES.................................................      3
         ----

6.       LATE CHARGES.........................................      5
         ------------

7.       REPAIRS AND MAINTENANCE..............................      5
         -----------------------

8.       UTILITIES AND SERVICES...............................      5
         ----------------------

9.       COST OF SERVICES AND UTILITIES.......................      6
         ------------------------------

10.      PROPERTY TAXES.......................................      11
         --------------

11.      LIABILITY AND CASUALTY INSURANCE.....................      13
         --------------------------------

12.      FIRE INSURANCE - FIXTURES AND EQUIPMENT..............      14
         ---------------------------------------

13.      DAMAGE OR DESTRUCTION................................      14
         ---------------------

14.      ALTERATIONS AND ADDITIONS: REMOVAL OF FIXTURES.......      16
         ----------------------------------------------

15.      ACCEPTANCE OF PREMISES...............................      17
         ----------------------

16.      TENANT IMPROVEMENTS..................................      18
         -------------------

17.      ACCESS...............................................      18
         ------

18.      WAIVER OF SUBROGATION................................      18
         ---------------------

19.      INDEMNIFICATION......................................      19
         ---------------

20.      ASSIGNMENT AND SUBLETTING............................      19
         -------------------------

21.      ADVERTISING..........................................      21
         -----------

22.      LIENS................................................      21
         -----

23.      DEFAULT..............................................      21
         -------

24.      SUBORDINATION AND ATTORNMENT.........................      24
         ----------------------------

25.      SURRENDER OF POSSESSION..............................      25
         -----------------------

26.      NON-WAIVER...........................................      25
         ----------

27.      HOLDOVER.............................................      25
         --------

28.      CONDEMNATION.........................................      26
         ------------

29.      NOTICES..............................................      26
         -------

30.      MORTGAGEE PROTECTION.................................      26
         --------------------

31.      COSTS AND ATTORNEYS' FEES............................      27
         -------------------------

32.      BROKERS..............................................      27
         -------

33.      LANDLORD'S LIABILITY.................................      27
         --------------------

34.      ESTOPPEL CERTIFICATES................................      28
         ---------------------

35.      FINANCIAL STATEMENTS.................................      28
         --------------------

36.      TRANSFER OF LANDLORD'S INTEREST......................      29
         -------------------------------

37.      RIGHT TO PERFORM.....................................      29
         ----------------

38.      SUBSTITUTED PREMISES.................................      29
         --------------------

39.      SALES AND AUCTIONS...................................      30
         ------------------

40.      NO ACCESS TO ROOF....................................      30
         -----------------

41.      SECURITY.............................................      30
         --------

42.      AUTHORITY OF TENANT..................................      30
         -------------------

43.      NO ACCORD OR SATISFACTION............................      31
         -------------------------

44.      MODIFICATIONS FOR LENDER.............................      31
         ------------------------

45.      PARKING..............................................      31
         -------

46.      GENERAL PROVISIONS...................................      31
         ------------------

47.      RULES AND REGULATIONS................................      33
         ---------------------

48.      NO WARRANTIES OR REPRESENTATIONS BY LANDLORD.........      34
         --------------------------------------------

49.      LANDLORD'S CONSENT OR APPROVAL.......................      34
         ------------------------------

50.      WAIVER OF TRAIL BY JURY..............................      35
         -----------------------

EXHIBIT A - LOCATION AND DIMENSIONS OF PREMISES
EXHIBIT B - SPECIAL STIUPLATIONS
EXHIBIT C - WORK LETTER
EXHIBIT D - RULES AND REGULATIONS
EXHIBIT E - CLEANING SPECIFICATIONS

                               LEASE SUMMARY SHEET


1.       LANDLORD:           Aetna Life Insurance Company
                             c/o Trammell Crow Real Estate Services, Inc.
                             1115 30th Street, N.W.
                             Washington, D.C. 20007

2.       TENANT:             Potomac Financial Group, L.L.C., a Virginia
                             limited liability company

3.       TENANT'S ADDRESS
         PRIOR TO OCCUPANCY:      12020 Sunrise Valley Drive
                                  Suite 100
                                  Reston, Virginia 22091

4.       TENANT'S ADDRESS
         UPON OCCUPANCY:          12020 Sunrise Valley Drive
                                  Suite 250
                                  Reston, Virginia 22091

5.       PREMISES:           Approximately 3,723 square feet on the second
                             floor of the Building known as Suite 250

6.       TERM OF LEASE:      YEARS:  Five (5)
                             BEGINNING:            December 1, 1995
                             ENDING: November 30, 2000

7.       RENT:               MINIMUM (BASE) MONTHLY RENT:

                             ADDITIONAL RENT: Increases in Operating Costs
                                              and Property Taxes over a
                                              1996 Base Year

                             ESCALATION:      Three percent (3%) per annum

8.       SECURITY DEPOSIT:               (See Special Stipulation No. 3)


                       - FOR INFORMATIONAL PURPOSES ONLY -

                                      LEASE

     THIS LEASE (the "Lease") is made this ____ day of October, 1995, by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("Landlord"), c/o Trammell Crow Real Estate Services, Inc., and POTOMAC FINANCIAL GROUP, L.L.C., a Virginia limited liability company, ("Tenant"), having an address of 12020 Sunrise Valley Drive, Suite 100, Reston, Virginia 22091.

     Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises described below ("Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

1. TERMS.

          1.1 PREMISES. The Premises demised by this Lease are approximately three thousand seven hundred twenty-three (3,723) square feet located on the second (2nd) floor in Reston Plaza II (the "Building") at 12020 Sunrise Valley Drive, Reston, Virginia, together with a nonexclusive right to use parking and other common areas (the "Property"). The rentable square footage of the Premises has been determined by Landlord in accordance with WDCAR (89) standards. The location and dimensions of the Premises are shown on EXHIBIT A, attached hereto and incorporated herein by reference. No easement for light or air is included in this Lease.

          1.2 AGREED AREAS.The parties agree that the total rentable area of the Building, the area of the Premises, and Tenant's percentage of the Building are as follows:

          Total rentable area of the Building: 48,832 sq. ft.;
          Area of Premises: 3,723 sq. ft.; and
          Tenant's percentage of the Building: 7.62%.

          1.3 LEASE TERM. The parties agree that the Lease Commencement Date and the Lease Expiration Date are as follows:

          Lease Commencement Date: December 1, 1995.

          Lease Expiration Date:  12:00 midnight on the last day of the sixtieth
                                  (60th) full calendar month after the Lease Commencement Date.

          1.4 BASE RENT. The basic rent ("Base Rent") is $5,506.94 per month for the five (5) years of the term hereof and thereafter shall increase as may be set forth in EXHIBIT B attached hereto and incorporated herein by reference. In addition to the Base Rent, Tenant shall pay all amounts designated as Additional Rent ("Additional Rent") under this Lease, including but not limited to charges for additional services under Section 8.2, increases in Operating Costs of under Article 9, and increases in Property Taxes under Article 10, all of which shall be deemed rent ("Rent") due under this Lease.

          1.5 INITIAL PAYMENT. Tenant shall pay Landlord upon execution of this Lease _______ and _______ Dollars ______ representing:

     (a) the first month's Base Rent of ______ and

     (b) the security deposit of $______

     2. DELIVERY OF POSSESSION. If Landlord is unable to deliver possession of the Premises to Tenant on the Lease Commencement Date this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the term be extended, but in such event Tenant shall not be liable for any Rent or other charges due under this lease until such time as Landlord tenders delivery of possession of the Premises to Tenant in accordance with the terms of the Tenant Work Letter attached hereto. If Landlord is unable to deliver possession of the Premises to Tenant by January 15, 1996, Tenant shall have the option to terminate this Lease immediately upon written notice to Landlord and Landlord shall return all prepaid rent, security deposit and all other sums paid by Tenant within five (5) business days of such notice. Should Landlord tender possession of the Premises to Tenant prior to the date specified as the Lease Commencement Date, and Tenant elects to accept such prior tender, such prior occupancy shall be subject to all terms, covenants and conditions of this Lease, including the payment of Rent.

     3. PAYMENT OF RENT. Except as otherwise provided in this Lease, Tenant shall pay Landlord the Rent and any other payments due under this Lease without prior notice, deduction or offset, in lawful money of the United States in advance on or before the first day of each month, except that the first month's Base Rent shall be paid upon the execution hereof, at the address noted in
Section 29, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and other amounts due under this Lease for any partial month at the beginning or end of the Lease term shall be prorated, on a per diem basis.

     4. SECURITY DEPOSIT. As security for its full and faithful performance of this Lease, Tenant shall pay Landlord a security deposit of Dollars ( ) upon execution of this Lease. If Tenant defaults with respect to any covenant or condition of this Lease beyond any applicable notice, grace and cure periods, including but not limited to the payment of Rent or any other payment due under this Lease, Landlord upon written notice to Tenant may apply all or any part of the security deposit to the payment of any sum in default or any other sum which Landlord may be required to or deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, upon demand, deposit with Landlord the amount so applied to replenish the security deposit. Within thirty
(30) days of the expiration or sooner termination of this Lease, Landlord will refund Tenant the security deposit less any amounts necessary to cure any existing default of Tenant at the time of expiration under this Lease.

     5. USES.

          5.1 Permitted Uses. The Premises are to be used only for general office purposes ("Permitted Uses") and for no other business or purpose without the prior written consent of Landlord. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. In the event of a breach of this covenant, Tenant shall immediately cease the performance of such unlawful act or such act that is increasing or has increased the existing rate of insurance and shall pay to Landlord any and all reasonable increases in insurance premiums resulting from such breach. Tenant shall not commit or allow to be committed any affirmative waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. If any of Tenant's office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the noise or disturbance at its sole cost and expense. Tenant shall not, without Landlord's prior consent, install any equipment, machine, device, tank or vessel which is subject to any federal, state or local permitting requirement. Tenant, at its expense, shall comply with all laws, statutes, ordinances and governmental rules, regulations or requirements governing the installation, operation and removal of any such equipment, machine, device, tank or vessel. Tenant, at its expense, shall comply with all laws, statutes, ordinances, governmental rules, regulations or requirements, and the provisions of any recorded documents now existing or hereafter in effect relating to its use, operation or occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein.

          5.2 HAZARDOUS MATERIALS.

               5.2.1 As used in this Lease, the term "Hazardous, Materials" shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment (collectively "Environmental Laws") or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property.

               5.2.2 Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant's business and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

               5.2.3 If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems reasonably necessary to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

               5.2.4 Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

               5.2.5 Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

               5.2.6 Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises or the property in which the Premises are located), liabilities and expenses (including reasonable attorney's fees) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees or (ii) Tenant's breach of any provision of this Section 5.2.

               5.2.7 The provisions of this Section 5.2 shall survive the expiration or earlier termination of this Lease.

     6. LATE CHARGES. Tenant hereby acknowledges that late payment to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sum due from Tenant is not received within ten (10) days of written notice of non-payment to Tenant past its due date, then Tenant shall pay to Landlord immediately upon Landlord's demand therefor a late charge in an amount equal to five percent (5%) of such overdue amount, plus any reasonable attorneys' fees and costs incurred by Landlord by reason of Tenant's failure to pay Rent and other charges when due hereunder.

     7. REPAIRS AND MAINTENANCE. Landlord shall maintain, or cause, to be maintained, in a first class condition the common areas of the Building, such as lobbies, elevators, stairs, and corridors, the roof, foundations, and exterior walls of the Building, and the underground utility and sewer pipes outside the exterior walls of the Building, if any, except any of such repairs rendered necessary by the negligence or willful misconduct of Tenant, its agents, customers, employees, independent contractors, guests or invitees, the repair of which shall be paid for by Tenant within ten (10) days of Landlord's written demand. Subject to Landlord's right of access pursuant to Article 17, Tenant shall be exclusively responsible for the interior of the Premises, which shall be maintained by Tenant in good order and repair, and Landlord shall be under no obligation to inspect the Premises or, except as otherwise expressly provided in this Lease, repair the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. Tenant hereby waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

     8. UTILITIES AND SERVICES.

          8.1 SERVICE. From 8:00 a.m. to 6:00 p.m. on weekdays ("Normal Business Hours") and from 9:00 a.m. to Noon on Saturday ("Saturday Mornings") (excluding legal holidays), Landlord shall furnish to the Premises electricity for lighting and operation of low-power usage office machines, including without limitation, copiers, fax machines, printers and personal computers, water, heat. and air conditioning, and elevator service. During all other hours, Landlord shall furnish such services except for heat and air conditioning.

          8.2 ADDITIONAL SERVICES. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and Saturday Mornings and the cost of such services as established by Landlord shall be paid by Tenant as Additional Rent, payable promptly upon receipt of Landlord invoice. Currently, the overtime rate for utilities in the Building is $25.00 per hour. Landlord shall also provide toilet room supplies, window washing at reasonable intervals, and customary Building janitorial service which shall include the responsibilities set forth in EXHIBIT E attached hereto and by this reference made a part hereof. Other types of services provided or caused to be provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants shall be payable as provided in Section 9.1.1.2 of this Lease. Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. In the event of any interruption of such services for more than forty-eight (48) hours and such services are within Landlord's control, Tenant shall be entitled to an abatement of Rent during the period of such interruption. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes or other similar cause in, above, upon or about the Premises or the Building. If additional tenants request overtime services on a day when Tenant requests such services, the actual cost thereof shall be pro rated among all such tenants.

     9. COST OF SERVICES AND UTILITIES.

          9.1 DEFINITIONS. In addition to the Base Rent and other Additional Rent as set forth in this Lease, Tenant shall pay to Landlord as Additional Rent increases under this Article 9. Said increases shall be made as provided herein, using the following definitions:

               9.1.1 "OPERATING COSTS" Shall include Costs of Utilities and other Operating Costs.

                    9.1.1.1 "COSTS OF UTILITIES" shall mean all expenses paid or incurred by Landlord, including any surcharges imposed, for electricity, water, gas, sewers, oil and utility services for the Building, land and parking and other common areas.

                    9.1.1.2 "OTHER OPERATING COSTS" shall mean all other expenses paid or incurred by Landlord for maintaining, operating, replacing, repairing, and managing (i) the Building, (ii) the personal property used in conjunction therewith, (iii) the Building roof, or (iv) the land upon which the Building is situated, including all curbs and sidewalks adjacent to the same. Such costs shall include, without limitation, supplies, cleaning services, garbage and trash collection, personal property taxes, replacement lighting, maintenance and service contracts, wall and window washing, towel service, machinery, equipment, a reasonable management fee in an amount not in excess of that prevailing in similar buildings in the Reston, Virginia area, window glass replacement and repair, landscaping services of independent contractors (including, without limitation, ice and snow removal), compensation (including employment taxes and fringe benefits) of on-site employees up to the level of Building Manager who perform regular and recurring duties in connection with the management, operation, maintenance, replacement and repair of the Building, the personal property and equipment used in conjunction therewith and the land upon which the Building is situated and all curbs and sidewalks adjacent to the same, capital improvements to the Building which are required by local or governmental authorities or which are reasonably expected to reduce Operating Costs, insurance premiums, repair, replacement and maintenance costs required by any applicable federal, state or local law now or hereafter in affect, permits and inspection fees, reasonable legal fees and costs incurred in connection with contesting the amounts or the imposition of any Property Taxes (as defined in
Article 10) , and accounting fees and any other expense or charge whether or not hereinbefore described which, in accordance with generally accepted accounting and management practices, would be considered an expense of maintaining, operating, replacing or repairing the Building, the personal property and equipment used in conjunction therewith, and the land upon which the Building is situated and all curbs and sidewalks adjacent to the same, excluding: (a) costs of any special services rendered to individual tenants (including Tenant), for which a special, separate charge shall be made (and which shall be payable by such tenant [including Tenant], as Additional Rent within ten (10) days of written demand therefor); (b) Property Taxes; and (c) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except that Operating Costs shall include amortization of any energy management system or other capital improvements which are made pursuant to the requirement of any local or governmental authority or which are reasonably expected to reduce operating Costs).

               9.1.1 In addition to the foregoing, "Operating Costs" shall not include any of the following:

                (i) Any cost which would have been  reimbursed  if Landlord  had maintained the insurance customarily maintained by landlords of comparable properties;

               (ii) Costs of alterations or  improvements of the leased promises of any tenant in the Building;

              (iii) Costs of correcting  defects in the initial  construction of the Building;

               (iv) Real   estate   brokers'    commissions,    advertising   or
                    promotional/marketing expenses incurred in leasing or procuring tenants of space in the building (including, but not limited to, any rent or other expenses or any on-site leasing office);

                (v) Deprecation  of the Building or any  equipment,  fixtures or improvements therein;

               (vi) Any bad debt loss or rent loss;

              (vii) Deductible  amounts  paid by  Landlord  in  connection  with claims made by Landlord under insurance policies (including, but not limited to, expenses for repairs occasioned by a casualty);

             (viii) Expenses  for  the  operation  of  parking  areas  or  other concessions, or expenses incurred in connection with any other areas of the Building which are not devoted exclusively to office purposes (including, but not limited to, expenses incurred in connection with the operation, maintenance or repair of any retail areas);

               (ix) Costs  associated  with the formation or  maintenance of any legal entity constituting Landlord from time to time (including, but not limited to, trustee's fee(s), annual franchise fees, organizational or administrative expenses or accounting fees (other than with respect to Building operations));

                (x) General  overhead  or  general  administrative  expenses  of
                    Landlord not specifically relating to the Property;

               (xi) Costs  associated  with the  acquisition,  confirmation,  or defense of Landlord's title to or interest in the Property;

              (xii) Costs  associated  with  financing,  refinancing,  pledging, selling, granting or otherwise transferring or encumbering ownership interests in the Property (including, but not limited to, prepayment of indebtedness, mortgaging, or ground leasing of the Building);

             (xiii) Any costs  incurred in obtaining  or  renewing a certificate of occupancy;

              (xiv) Acquisition or rental of fine art;

               (xv) Costs of sewer or water tap or connection fees;

              (xvi) Costs of  renovating  the lobbies or other  common  areas of the Building;

             (xvii) Any  costs  or expenses  related to or in connection  with a dispute with any holder of a mortgage on or loan in connection with the Building;

            (xviii) Construction  of  all  or  any  part of the  Building or the
                    Property;

              (xix) Reserves for repairs, maintenance or replacements;

               (xx) Costs of Building services provided to other tenants outside of normal Building hours; or

              (xxi) Exceeding   the   level  of   services,   utilities   and/or
                    facilities which are generally provided without cost to tenants in comparable buildings in the Northern Virginia area which are substantially tenanted by unrelated parties.

               9.1.2 "LEASE YEAR" shall mean the twelve-month period commencing January 1 and ending December 31.

               9.1.3 "BASE SERVICES YEAR" shall mean calendar year 1996.

               9.1.4 "ACTUAL COSTS" shall mean the actual expenses paid or incurred by Landlord for Operating Costs during any Lease Year of the term hereof.

               9.1.5 "ACTUAL COSTS ALLOCABLE TO THE PREMISES" shall mean Tenant's share of the Actual Costs determined by multiplying Tenant's percentage of the Building described in Section 1.2 by the Actual Costs.

               9.1.6 "ESTIMATED COSTS ALLOCABLE TO THE PREMISES" shall mean Landlord's estimate or Actual Costs Allocable to the Premises for the following Lease Year to be given by Landlord to Tenant pursuant to Section 9.3.

               9.2 BASE AMOUNT. Operating Costs allocable to the Premises for the Base Services Year shall be deemed the "Base Amount".

               9.3 ADDITIONAL RENT. Prior to the commencement of each Lease Year (except the Base Services Year) during the term hereof, Landlord shall furnish Tenant a written statement or the Estimated Costs Allocable to the Premises for such Lease Year and a calculation of the portion of Estimated Costs Allocable to the Premises payable by Tenant as Additional Rent in accordance with this Section. In advance of or before the first day of each month during the term hereof commencing on the first day of the first Lease Year following the Base Services Year, Tenant shall pay as Additional Rent for each month during each such Lease Year: one-twelfth (1/12th) of the amount, if any, by which the Estimated Costs Allocable to the Premises exceed the Base Amount. If at any time or times during any such Lease Year, it appears to Landlord that the Estimated Costs Allocable to the Premises will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such Lease Year and the portion of the Estimated Costs Allocable to the Premises payable by Tenant as Additional Rent as provided herein for such Lease Year shall be accordingly adjusted based on such revised estimate.

          9.4 ACTUAL COSTS. Within ninety (90) days after the close of each Lease Year during the term hereof, Landlord shall deliver to Tenant a written statement setting forth the Actual Costs Allocable to the Premises during the preceding Lease Year. If such costs for any Lease Year less the Base Amount exceed the amounts paid by Tenant to Landlord pursuant to Section 9.3, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty
(30) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to
Section 9.3, then the amount of such overpayment by Tenant shall be credited by Landlord to the next Rent payable by Tenant. In the event such overpayment can not be fully credited by Landlord to the next Rent payable by Tenant due to the expiration of the term of this Lease, any remaining overpayment shall be credited by Landlord to any other charges due under this Lease and, to the extent no such charges are due, shall be refunded to Tenant by Landlord within thirty (30) days of the Lease Expiration Date.

          9.5 END OF TERM. If this Lease terminates on a day other than the last day of a Lease Year, the amount of any adjustment to Estimated Costs Allocable to the Premises with respect to the Lease Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Lease Year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Actual Costs Allocable to the Premises with respect to such Lease Year.

          9.6 FURTHER ADJUSTMENT. In the event the average occupancy level of the Building for the Base Services Year and/or any subsequent Lease Year was not ninety-five percent (95%) or more of full occupancy, then the Actual Costs for such year shall be adjusted and apportioned among the tenants by Landlord to reflect those costs which would have occurred had the Building been ninety-five percent (95%) occupied during such year.

     10. PROPERTY TAXES.

          10.1 CONTRIBUTION TO TAXES. In addition to the Base Rent and other Additional Rent, Tenant shall pay to Landlord, as Additional Rent, its share of the increase in Property Taxes under this Article 10. Tenant's share of the increase of such taxes shall be determined as provided herein, utilizing the following definitions:

               10.1.1 "Property Taxes" shall mean any form of assessment, license, fee, rent tax, excise, imposition, charge, levy, or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), including, without limitation, all ad valorem, sales and use, value added, single business, gross receipts, transactions, sewer, privilege or similar taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, on the Building or any part thereof, the land, the parking area, or any other legal or equitable interest of Landlord in the same.

               10.1.2 The Term  "Lease  Year"  shall mean the period  defined in
Section 9.1.2.

               10.1.3 The term  "Base Tax Year"  shall  mean the  calendar  year
1996.

               10.1.4 The term "Tenant's Share of Property Taxes" shall mean the amount of Property Taxes payable during any Lease Year by Landlord multiplied by Tenant's percentage of the Building described in section 1.2.

          10.2 ADDITIONAL RENT FOR ESTIMATED INCREASES IN TENANT'S SHARE OF PROPERTY TAXES. Prior to the commencement of each Lease Year (except the Base Tax Year), Landlord shall furnish Tenant with a written statement setting forth the estimate of Tenant's Share of Property Taxes for such Lease Year. One-twelfth (1/12th) of the amount, if any, by which such estimated Tenant's Share of Property Taxes exceeds Tenant's Share of Property Taxes for the Base Tax Year shall be Additional Rent payable by Tenant as provided in Article 3.

          10.3 ACTUAL PROPERTY TAXES. Within ninety (90) days after the close of each Lease Year during the term hereof, Landlord shall deliver to Tenant a written statement setting forth Tenant's Share of Property Taxes during the preceding Lease Year. If such amount less Tenant's Share of Property Taxes for the Base Tax Year ("Tenant's Actual Share") exceeds the amount of Property Taxes actually paid by Tenant to Landlord pursuant to Section 10.2 hereof, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty
(30) days after receipt of such statement by Tenant. If such statement shows Tenant's Actual Share to be less than the amounts paid by Tenant to Landlord pursuant to Section 10.2, then the amount of such overpayment shall be credited by Landlord to the next Rent payable by Tenant. In the event such overpayment can not be fully credited by Landlord to the next monthly Rent or subsequent monthly Rent payable by Tenant due to the expiration of the term of this Lease, any remaining overpayment shall be credited by Landlord, until such credit is used up, to any other charges due under this Lease and, to the extent no such charges are due, shall be refunded to Tenant by Landlord within thirty (30) days of the Lease Expiration Date.

          10.4 TAXES ON PERSONAL PROPERTY PAID FOR BY TENANT AND NOT REIMBURSED BY LANDLORD. Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located on the Premises or the Building and shall provide promptly, upon request of Landlord, written proof of such payment.

          10.5 END OF TERM. If this Lease terminates on a day other than the last day of a Lease Year, the amount of any adjustment between the estimated and actual Tenant's Share of Property Taxes with respect to the Lease Year in which such termination occurs shall be prorated on the basis of a 365-day year; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Tenant's Share of Property Taxes with respect to such Lease Year.

          10.6 FURTHER ADJUSTMENT. In the event the average occupancy level of the Building for the Base Services Year and/or any subsequent Lease Year was not ninety-five percent (95%) or more of full occupancy, then the Property Taxes for such year shall be proportionately adjusted among the tenants by Landlord to reflect those costs which would have occurred had the Building been ninety-five percent (95%) occupied during such year.

     11. LIABILITY AND CASUALTY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive general liability insurance, including personal injury liability and contractual liability, insuring Landlord and Tenant against any liability arising out of the use, occupancy or maintenance of the Premises. Such insurance shall be in the amount of not less than One Million and No/100ths Dollars ($1,000,000.00) for bodily injury and property damage for any one accident or occurrence. Fire and casualty insurance with extended coverage in an amount of not less than Fifty Thousand and No/100ths Dollars ($50,000.00) shall also be obtained and kept in force during the term of this Lease at Tenant's expense. The limit of any of such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. All insurance required to be obtained by Tenant hereunder shall be issued by companies acceptable to Landlord. Thirty (30) days prior to the Lease Commencement Date, Tenant shall deliver to Landlord certificates of liability insurance required herein with loss payable clauses satisfactory to Landlord. Any deductible under such insurance policy in excess of One Thousand and No/100ths Dollars ($1,000.00) must be approved by Landlord in writing prior to issuance of such policy. No policy shall be cancelable, allowed to lapse and/or expire and/or be subject to reduction of coverage except upon thirty (30) days' prior written notice to Landlord. All such policies shall name Landlord as an additional insured and shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than commonly maintained by tenants making similar uses in the area of similar buildings. Tenant shall obtain any revised or increased coverage required by Landlord within thirty (30) days of any such notification from Landlord.

     12. FIRE INSURANCE - FIXTURES AND EQUIPMENT. Tenant shall maintain in full force and effect on all Tenant's trade fixtures, equipment and personal property on the Premises, a policy of all risk property insurance covering the full replacement value of such property. During the term of this Lease, the proceeds from any such policy of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions other than leasehold improvements. Tenant shall furnish Landlord with a certificate of insurance evidencing that the requirements set forth herein are in full force and effect. Any deductible in excess of Two Thousand Five Hundred and No/100ths Dollars ($2,500.00) under such insurance must be approved in writing by Landlord prior to issuance of such policy. Upon demand, Tenant shall provide Landlord, at Tenants expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require, to afford Landlord and Landlord's lender adequate protection. Tenant shall provide Landlord with notice of loss or damage to property immediately after such loss or damage occurs. Tenant shall provide and keep in force with companies satisfactory to Landlord, business interruption insurance in an amount equivalent to six (6) months Rent and Additional Rent which shall not contain a deductible greater than One Thousand Dollars ($1,000.00). Tenant shall furnish Landlord with certificates of insurance naming Landlord as an additional insured. No policy shall be cancelable, allowed to lapse and/or expire and/or be subject to reduction of coverage except upon thirty (30) days' prior written notice to Landlord.

     13. DAMAGE OR DESTRUCTION.

          13.1 CASUALTY DAMAGE - Insured. If the Building or Premises is damaged by fire or other perils covered by extended coverage insurance the following provisions shall apply:

               13.1.1 TOTAL DESTRUCTION. In the event of total destruction of the Building, Landlord shall elect either promptly to commence repair and restoration of the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect, or not to repair or restore the Building, in which event this Lease shall terminate. In either case, Landlord shall give Tenant written notice of its intention within ninety
(90) days after the occurrence of such destruction. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction. In the event that the repair or restoration cannot be completed within one hundred eighty (180) days after the date of the casualty, Tenant shall have the right to terminate this Lease within ten (10) days after Tenant's receipt of Landlord's notice of intent to repair or restore.

               13.1.2 PARTIAL DESTRUCTION. In the event of a partial destruction of the Building to an extent not exceeding twenty-five percent (25%) of the value thereof and if the damage thereto is such that the Building may be repaired or restored within ninety (90) days from the date of such destruction and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event this Lease shall continue in full force and effect; or if such repair and restoration requires longer than ninety (90) days or the cost thereof exceeds twenty-five percent (25%) of the value thereof or if the insurance proceeds payable to Landlord will not be sufficient to cover such cost, Landlord may elect either to so repair and restore, in which event this Lease shall continue in full force and effect, or not to repair or restore, in which event this Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within ninety (90) days after the destruction occurs. If Landlord elects not to repair or restore the Building, this Lease shall be deemed to have terminated as of the date of such partial destruction. In the event that the repair or restoration cannot be completed within one hundred eighty (180) days after the date of the casualty, Tenant shall have the right to terminate this Lease within ten (10) days after Tenant's receipt of Landlord's notice of intent to repair or restore.

          13.2 TERMINATION. Upon any termination of this Lease under any of the provisions of this Article, Tenant shall surrender the Premises in accordance with the provisions of Article 25.

          13.3 RENT ABATEMENT. In the event of repair and restoration as herein provided, the monthly installments of Rent shall be equitably abated based on the amount of Tenant's loss of use of the Premises occasioned thereby; provided, however, if the damage is due, directly or indirectly, to the fault or neglect of Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of Rent, except to the extent Landlord receives proceeds from any applicable insurance policy of Tenant to compensate Landlord for loss of Rent. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of said Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

          13.4 DELAY. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Article. Notwithstanding anything to the contrary contained in this Article, if Landlord has elected to repair or restore and is thereafter delayed or prevented from repairing or restoring within one hundred eighty (180) days after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other causes beyond the control of Landlord, Landlord shall, at Landlord's option, be relieved of its obligation to make such repair or restoration and Tenant shall be released from its obligations under this Lease as of the end of such one (1) year period.

          13.5 UNINSURED DAMAGE. Notwithstanding anything to the contrary contained in this Article, if damage to the Building or the Premises is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

          13.6 REPAIR OBLIGATION. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of the Building and Premises which were originally provided at Landlord's expense; and the repair and restoration of areas or items not provided at Landlord's expense shall be the obligation of Tenant.

          13.7 END OF TERM. Notwithstanding anything to the contrary contained in this Article, Landlord may elect to terminate this Lease in the event of damage to the Building or the Premises occurring during the last (12) months of the term of the Lease or any extension thereof; and Landlord shall not have any obligation to repair or restore the Premises or the Building during the last twelve (12) months of the term of this Lease or any extension thereof.

     14. ALTERATIONS AND ADDITIONS: REMOVAL OF FIXTURES.

          14.1 CONSENT REQUIRED. Tenant shall not make or allow to be made any alterations, additions or improvements (collectively "Alterations") to or on the Premises (except for non-structural interior alterations in an amount less than $10,000) without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

          14.2 REQUEST FOR ALTERATIONS. Any request for Alterations to be made to the Premises by Tenant shall be made in writing, which shall include detailed plans and specifications of the proposed Alterations prepared by an architect approved by Landlord and licensed in the jurisdiction in which the Premises is located, together with the names and addresses of the proposed contractors and subcontractors, all of whom shall be approved and licensed as aforesaid. Tenant shall upon demand reimburse Landlord as Additional Rent for all reasonable cost and expense actually incurred in reviewing the plans and specifications and inspecting the work on behalf of Landlord (by persons other than employees of Landlord) including without limitation, the cost of any engineers and/or architects retained by Landlord to review same and inspect the work on behalf of Landlord.

          14.3 NATURE OF ALTERATIONS. Any Alterations, including, but not limited to, wall covering, paneling and built-in cabinet work (but excepting moveable furniture and trade fixtures), shall be made at Tenant's sole expense, according to plans and specifications approved in writing by Landlord, in compliance with all applicable laws, by a licensed contractor, and in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Lease Commencement Date, shall not diminish the value of the Building or the Premises and shall at once become a part of the realty and shall be surrendered with the Premises (unless otherwise required by Landlord as set forth in Section 14.5 below).

          14.4 REPAIRS. Tenant shall be responsible for making any and all repairs and replacements to the Alterations during the term of this Lease (as same may be extended) and maintaining the same in good order and condition. Notwithstanding anything to the contrary contained in this Lease, should there be a fire or other casualty to the Premises, it is agreed by the parties that Landlord shall not be responsible to restore any Alterations made by Tenant regardless of whether such Alterations were approved by Landlord and Tenant shall be responsible to restore the same at its sole cost and expense.

          14.5 EXPIRATION/TERMINATION OF LEASE. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole expense, with due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed at the time of Landlord's approval of such request, and repair any damage to the Premises caused by such removal. Tenant shall remove all of Tenant's moveable property and trade fixtures which can be removed without damage to the Premises at the termination of this Lease, either by expiration of the term or other cause, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever (other than moveable property and trade fixtures) from the Premises or Building at the termination of this Lease or when Landlord has the right of reentry, such property shall be deemed to have been abandoned by Tenant and Landlord may, in accordance with the provisions of applicable statutes governing commercial landlord and tenant matters, without liability for the loss thereof or damage thereto, either remove and store such property, such storage to be for the account and at the expense of Tenant, or otherwise dispose of such property in Landlord's sole and absolute discretion, all at the expense of Tenant. If Landlord elects to store such property and Tenant fails to pay the cost of storing any such property within thirty (30) days of demand therefor, Landlord may sell any or all such property at public or private sale, without notice to Tenant, and shall apply the proceeds of such sale to the following costs in the following order: (i) the cost and expense of such sale, including reasonable attorneys' fees, (ii) the payment of the costs or charges for storing any such property, and (iii) the payment of any other sum which may then be or thereafter become due Landlord from Tenant under any of the terms of this Lease. The balance, if any, shall be paid to Tenant.

          15. ACCEPTANCE OF PREMISES. Unless Landlord has expressly agreed in this Lease to perform certain tenant improvement work in the Premises, Tenant shall be deemed to have accepted the Premises on the Lease Commencement Date in their "AS IS" condition. If tenant improvements are to be constructed by Landlord in the Premises, the acceptance of the Premises by Tenant shall be deemed to have occurred five (5) days after receipt by Tenant of an architect's certificate of readiness certifying that the premises are ready for occupancy; at such time, Tenant shall be deemed to have accepted the Premises in their then condition except for any "punch list" items (as that term is used in the construction industry) noted by Tenant in writing to Landlord within such five
(5) day period pursuant to any inspection of the Premises made by Tenant within such five (5) day period. Landlord shall complete the punch list items within a reasonable period following the expiration of such five (5) day period. The existence of such punch list items shall not postpone the Lease Commencement Date of this Lease nor the obligation of Tenant to pay Rent or any other charges due under this Lease.

          16. TENANT IMPROVEMENTS. If Landlord has agreed to make any improvement to the Premises the provisions governing the planning, construction, scope of work and terms of payment shall be set forth in EXHIBIT C, which, if attached hereto, is incorporated herein by this reference.

          17. ACCESS. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon prior notice (except in case of emergency) to inspect the same; to show the Premises to prospective tenants (within six (6) months of the expiration of the term of this Lease), or interested parties such as prospective lenders and purchasers; to exercise its rights under this Lease; to clean, repair, alter or improve the Premises or the Building; to discharge Tenant's obligations when Tenant has failed to do so within the time required under this Lease; to post notices of nonresponsibility and similar notices and "For Sale" signs at any time and to place "For Lease" signs upon or adjacent to the Building or the Promises at any tine within six (6) months of the expiration of the term of this Lease. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevator or other facilities without liability to Tenant by reason of such closure.

     18. WAIVER OF SUBROGATION.

          18.1 TENANT'S WAIVER. Whether due to the negligence of Landlord or Landlord's agents or employees, or any other cause, Tenant hereby releases Landlord and Landlord's agents and employees from responsibility for and waives its entire claim of recovery for (i) any loss or damage to the personal property of Tenant located in the Building, including the Building itself, arising out of any of the perils which are (or could have been) covered by Tenant's property insurance policy, with extended coverage endorsements, or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which are (or could have been) covered by the business interruption or by the loss of rental income insurance policy held by Tenant. Tenant shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against Landlord.

          18.2 LANDLORD'S WAIVER. Whether due to the negligence of Tenant or Tenant's agents or employees, or any other cause, Landlord hereby releases Tenant and Tenant's agents and employees from responsibility for and waives its entire claim of recovery for (i) any loss or damage to the personal property of Landlord located in the Building, including the Building itself, arising out of any of the perils which are (or could have been) covered by Landlord's property insurance policy, with extended coverage endorsements, or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which are (or could have been) covered by the business interruption or by the loss of rental income insurance policy held by Landlord. Landlord shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against Tenant.

     19. INDEMNIFICATION. Tenant shall defend, indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of the use, occupancy, conduct, operation, or management of the Premises by, or the willful misconduct or negligence of, Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or Premises or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Building or Premises. This indemnification shall survive termination of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the sole negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees, or invitees.

     20. ASSIGNMENT AND SUBLETTING.

          20.1 LANDLORD'S CONSENT. Tenant shall not assign this Lease, or sublease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant and Gemini Air Cargo, L.L.C., without the prior written consent of Landlord which consent shall not be unreasonably, withheld, delayed or conditioned. When Tenant requests Landlord' consent to such assignment or sublease, it shall notify Landlord in writing of (i) the name and address of the proposed assignee or subtenant; (ii) the nature and character of the business of the proposed assignee or subtenant; (iii) financial information including financial statements of the proposed assignee or subtenant; and (iv) a copy of the proposed sublet or assignment agreement. Tenant shall thereafter immediately provide to Landlord any and all other information and documents reasonably requested by Landlord in order to assist Landlord with its consideration of Tenant's request hereunder. Landlord shall have the option (to be exercised within twenty (20) days from the submission of Tenant's request and receipt of all other information requested hereunder) to cancel this Lease as it affects the portion of the Premises to be subleased or assigned as of the commencement date stated in the proposed sublease or assignment. If Landlord shall not exercise its option within the time set forth above, Landlord's consent to any proposed assignment or sublease shall not be unreasonably withheld.

          20.2 APPROVED SUBLEASES AND ASSIGNMENTS. If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as Additional Rent due under this Lease, as applicable fifty percent (50%) of the following: (i) in the case of a sublease, an overage amount equal to the difference, if any, between the Rent allocable to that part of the Premises affected by such sublease pursuant to this Lease, and the rent paid by the subtenant to Tenant, less any reasonable and customary expenses incurred by Tenant in connection with the sublease which are approved by Landlord in its reasonable discretion, and (ii) in the case of an assignment, an overage amount equal to the consideration, if any, received by Tenant for such assignment, less any reasonable and customary expenses incurred by Tenant in connection with the sublease which are approved by Landlord in its reasonable discretion. Such overage amounts shall be due and payable by Tenant to Landlord within ten (10) days of Tenant's receipt of payment from the subtenant or assignee. Overage amounts in the case of a sublease shall be calculated and adjusted (if necessary) on a Lease Year (or partial Lease Year) basis, and there shall be no cumulative adjustment for the term. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord not to be unreasonably withheld, delayed or conditioned. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder and shall assume all such obligations in writing in a form satisfactory to Landlord in its sole and absolute discretion, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any assignment or sublease without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a default under this Lease. In the event that Tenant requests that Landlord consider a sublease or assignment hereunder, Tenant shall pay Landlord's reasonable fees, not to exceed Five Hundred and 00/100 Dollars ($500.00) per transaction, incurred in connection with the consideration of such request, inclusive of reasonable attorneys' fees and costs incurred by Landlord in connection with the consideration of such request or such sublease or assignment.

     21. ADVERTISING. Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. If Tenant shall fail to do so, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount shall be deemed Additional Rent and shall be due within ten (10) days of Landlord's demand therefor. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs.

     22. LIENS. Tenant shall keep the Premises and the Building free, from any liens, including but not limited to liens filed against the Premises by any governmental agency, authority or organization, arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within ten (10) days after the earlier of imposition of the lien or written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien, at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount, including attorneys' fees and costs, shall be deemed Additional Rent. Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or of any interest of Landlord in the Premises.

     23. DEFAULT.

          23.1 TENANT'S DEFAULT A default under this Lease by Tenant shall exist if any of the following occurs:


               23.1.1 If Tenant fails to pay Rent or any other sum required to be paid hereunder within ten (10) days of written notice of nonpayment on the date when due; provided, however, that if Tenant fails to pay any sum required to be paid hereunder when due, on two (2) or more occasions in a twelve (12) month period, no notice by Landlord shall be required and Tenant shall be deemed in default, as further stated in Section 23.1.5 of this Lease; or

               23.1.2 If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period, provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in default if it commences such performance within the thirty (30) day period and diligently thereafter prosecutes the same to completion, or if Tenant shall fail to perform or observe any of the provisions required to be performed or observed by Tenant under any other agreement relating to the Premises; or

               23.1.3 If, to the extent permitted by applicable law, there shall be filed by or against Tenant, in any court pursuant to any statute either of the United States or any state, a petition in bankruptcy or insolvency or for the reorganization of or for the appointment of a receiver, trustee or liquidator for all or any portion of the assets of Tenant, and, within sixty
(60) days thereafter, Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors, or if Tenant admits in writing its or their inability to pay its or their debts; or

               23.1.4 If Tenant shall fail to take possession of and/or occupy the Premises within the thirty (30) days following the Lease Commencement Date or if Tenant shall desert or abandon the Premises for a period of thirty (30) days at any time following the Lease Commencement Date; or

               23.1.5 The chronic delinquency by Tenant in the payment of monthly Rent, or any other periodic payments required to be paid by Tenant under this Lease, shall constitute a default. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other periodic payments required to be paid by Tenant under this Lease within ten (10) days after written notice thereof for any two (2) months (consecutive or nonconsecutive) during any twelve

(12) month period. In the event of a chronic delinquency, at Landlord's option, Landlord shall have the additional right to require that Rent be paid by Tenant quarter-annually, in advance.

          23.2 REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               23.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent and other charges when due.

               23.2.2 Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the
Premises or any part thereof. On the giving of the notice, all of Tenant's rights in the Premises, shall terminate. Upon such termination, Tenant shall surrender and vacate the Premises in the condition required by Article 25, and Landlord may re-enter and take possession of the Premises and all the remaining leasehold improvements, but not Tenant's personal property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject same and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Rent or other sum previously accrued or then accruing against Tenant. Upon such termination Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. In the event that Tenant does not remove its personal property from the Premises within twenty (20) days after Landlord notifies Tenant in writing that this Lease or Tenant's right to possession hereunder has been terminated, Tenant's personal property shall be deemed abandoned and may be removed by Landlord from the Premises or stored on Tenant's behalf at Landlord's reasonable discretion. Landlord and Tenant hereby acknowledge that in the event of such a termination, actual damages to Landlord may be difficult to ascertain and, accordingly, hereby agree that in such event, the net present value of the Base Rent due from the date of such termination to the Lease Expiration Date, discounted at ten percent (10%) per annum, less the fair rental value of the Premises as reasonably determined by Landlord, which determination shall be deemed conclusive, from the date of such termination until the Lease Expiration Date, discounted at ten percent (10%) per annum, shall thereupon be immediately due and payable to Landlord to compensate Landlord for Tenant's default and such termination. Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder beyond applicable notice, grace and cure periods.

               23.2.3 Landlord may terminate this Lease, re-enter the Premises and remove all persons and property from the Premises; such property shall be deemed to have been abandoned by Tenant, if Tenant does not remove such property within twenty (20) days after written notice from Landlord and may be removed and stored in a public warehouse or elsewhere or otherwise disposed of in Landlord's reasonable discretion, all at the cost of Tenant. The parties hereby agree that Landlord shall not be liable for the loss of such property or any damages thereto unless due to Landlord's negligence or willful misconduct. No re-entry or taking possession of the Premises by Landlord pursuant to this section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. A re-entry or taking possession of the Premises may, however, be construed as a termination of Tenant's right of possession of the Promises.

               23.2.4 Landlord's rights pursuant to this Article, including without limitation, Landlord's rights to collect Base Rent, Additional Rent and other charges due under this Lease, shall survive any termination of the Lease, whether such termination is affected pursuant to this Article or otherwise. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby expressly agree that Landlord shall use reasonable efforts to mitigate or to offset any damages which are or may be suffered by Landlord as a result of any default of Tenant under the Lease. Any payment by Tenant of a sum of money less than the entire amount due Landlord at the time of such payment shall be applied to the obligations of Tenant then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction and any payment accepted by Landlord shall be without prejudice to Landlord's right to obtain the balance due or pursue any other remedy available to Landlord both in law and in equity.

     24. SUBORDINATION AND ATTORNMENT. Landlord hereby represents and warrants to Tenant that there are no mortgages or deeds of trust currently encumbering the Building. Upon request of Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises, and to all advance made or hereafter to be made upon the security thereof provided the holder thereof agrees in writing in a form reasonably satisfactory to the parties not to disturb Tenant's possession in the event of a foreclosure or deed-in-lieu of foreclosure. Tenant shall execute and return to Landlord any such subordination documents within ten (10) business days of Landlord's written request. If Tenant does not provide Landlord with such subordination documents within ten (10) business days of Landlord's written request, then Tenant hereby authorizes Landlord to execute such subordination documents acting as duly authorized agent for Tenant provided the same is not inconsistent with the terms hereof. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or dead of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as Landlord under this Lease provided such party agrees in writing in a form reasonably satisfactory to the parties not to disturb Tenant's possession so long as Tenant is not in default hereunder past any applicable notice and cure period. The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereunder.

     25. SURRENDER OR POSSIESSION. Upon expiration of the term of this Lease or as otherwise provided hereunder, Tenant shall Promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by storm, fire, lightning, earthquake or other casualty excepted, all to the reasonable satisfaction of Landlord. If the Premises are not surrendered in accordance with the terms of this Lease, Tenant shall indemnify Landlord and its agents, employees, independent contractors, officers, directors, partners, and shareholders against any loss or liability including reasonable attorneys' fees and costs, and including liability to succeeding tenants, resulting from delay by Tenant in so surrendering the Premises. This indemnification shall survive termination of this Lease.

     26. NON-WAIVER. Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s); or any subsequent breach of the same or any other term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No provision of this Lease shall be deemed to have been waived or modified by Landlord or Tenant unless such waiver or modification shall be in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     27. HOLDOVER. If Tenant shall, without the written consent of Landlord, hold over after the expiration of the term of this Lease such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated by either party upon thirty (30) days written notice to the other party. During such tenancy, Tenant agrees to pay to Landlord, each month, one hundred fifty percent (150%) of the Rent Payable by Tenant for the last month of the term of this Lease.

     28. CONDEMNATION. If twenty percent (20%) or more of the Premises or of such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain or sale under threat of condemnation by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority, and all Rent and other payments shall be paid to that date. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest. Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest).

     29. NOTICES. All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be sent by overnight courier or United States mail, postage prepaid, certified or registered with return receipt requested, to the addresses set forth below, or to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed received upon delivery, if sent by overnight courier, or upon the earlier of, it sent by mail, actual receipt or the third day after deposit in the United States mail, postage prepaid. Notices shall be addressed as follows:

If to Landlord:                                If to Tenant:

Trammell Crow Real Estate                      Potomac Financial Group, L.L.C.

     Services, Inc.                            12020 Sunrise Valley Drive
1115 30th Street, N.W.                         Suite 250
Washington, D. C. 20007                        Reston, Virginia  22091
Attn: Property Manager                         Attn:  Mr. Dan Upham

     30. MORTGAGEE PROTECTION. Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by overnight, courier or certified or registered mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) notify Tenant that it will, and, has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     31. COSTS AND ATTORNEYS' FEES. If Tenant or Landlord shall employ an attorney with regard to any act, omission or activity of the other with regard to this Lease, including any suit by Landlord for the recovery of Rent or other payments due hereunder or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys' fees and costs, including without limitation those incurred in connection with any litigation, at trial and on appeal, and such attorneys' fees and costs shall be deemed to have accrued on the commencement of such action.

     32. BROKERS. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Trammell Crow Real Estate Services, Inc. representing Landlord and Julian J. Studley, Inc. representing Tenant in the negotiating or making of this Lease, and each agrees to indemnify and hold the other, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys fees and costs, incurred by the other in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Landlord or Tenant in the Building or Premises or claiming to have caused Landlord or Tenant to enter into this Lease.

     33. LANDLORD'S LIABILITY.

          33.1 Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord but are made and intended to bind only Landlord's interest in the Premises and Building, as the same may, from time to time, be encumbered and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease.

          33.2 Landlord shall not be liable for any damage or injury which may be sustained by Tenant or any other person from water by reason of the breakage, leakage or obstruction of the roof, roof drains, sprinkler systems, water or soil pipes or any other leakage in or about the Premises, or resulting from the sole negligence or willful misconduct on the part of any of Landlord's other tenants, their agents or employees. Landlord shall not be liable for any loss of property from any cause whatsoever, including not by way of limitation, theft, vandalism or burglary from the Premises, and Tenant covenants and agrees to make no claim for any such loss at any time.

     34. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, within ten (10) business days of Landlord's written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date the Lease was executed and the date it expires; the date Tenant entered occupancy of the Premises; the amount of Base Rent, Additional Rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specifying any such contributions that have not been received); that on the date of such statement there are no existing defenses or offset which Tenant has against the enforcement of this Lease by Landlord (or if so, specifying the same); that no Rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof); or any other matters evidencing the status of the Lease, as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage against the Building, or a purchaser of the Building. It is intended that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant fails to respond within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

     35. FINANCIAL STATEMENTS. Not more than once each Lease Year, within thirty
(30) days after Landlord's request, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements of each of the two (2) years prior to the current financial statements year, to the extent existing, certified by the Tenant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant also agrees, within thirty (30) days of Landlord's request, to provide such further financial information (such as quarterly statements) as Landlord may request.

     36. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer(s) of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided the transferee agrees in writing to assume the same and Tenant agrees to attorn to the transferee.

     37. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder which such failure shall continue for thirty (30) days after written notice from Landlord, then, in addition to a default if provided by Section 23.1, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Notwithstanding the foregoing, in the event of an emergency, if Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, immediately make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Article as in the case of default by Tenant in the payment of Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant as Additional Rent on the next Basic Rent payment date after such payment by Landlord, together with interest thereon at the maximum rate of interest permitted by law from such date to the date of payment.

     38. SUBSTITUTED PREMISES. Landlord shall have the right at any time, upon giving Tenant not less than sixty (60) days' prior notice in writing, to provide and furnish Tenant with space elsewhere in the Building (the "New Space") of approximately the same size as the Premises and to place Tenant in such space. If the total rentable square footage of the New Space should exceed the total of the original Premises, Tenant's Rent and Tenant's percentage of the Building share shall not be increased proportionately. If, however, such total rentable square footage shall be less, Tenant's Rent and Tenant's percentage of the Building shall be decreased proportionately. In the event of any such relocation of Tenant, Landlord shall pay for Tenant's reasonable moving costs including without limitation, new stationery, business cards, printing expenses, moving expenses, phone and utility transfer charges, computer system relocation, cabling, mailing announcements and reasonable advertising of the address of the New Space; provided, however, Tenant shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. However, Landlord shall make reasonable efforts to minimize such interference. Landlord shall have the right to reasonably approve all contractors and vendors associated with Tenant' s relocation. If Tenant shall notify Landlord within twenty (20) days of receipt of notice from Landlord required above that Tenant does not want to relocate to the New Space, Landlord may, at its option, cancel this Lease by sending thirty (30) days written notice thereof to Tenant, and upon such date specified in Landlord's notice, the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and there shall be no liability between the parties except such liability accruing up to the date of termination of the Lease. If Landlord moves Tenant to such New Space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the "Premises". Landlord shall relocate or replace all of Tenant's leasehold improvements in the Premises with leasehold improvements of equal or greater quality in the New Space. The layout of the New Space, including the ratio of windows to office space, shall be substantially similar to the Premises. All construction and Tenant improvements in the New Space shall be substantially completed prior to relocation to the New Space. Landlord shall use commercially reasonable efforts to perform the relocation of the Premises over a weekend. Rent shall abate for any period of interruption of Tenant's operations as a result of the relocation.

     39. SALES AND AUCTIONS. No retail sales may be conducted at, upon or in the Premises. Tenant may not use the exterior walls and doorways of the Premises for storage. Tenant agrees not to install any exterior lighting, amplifiers or similar devices in or about the Premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

     40. NO ACCESS TO ROOF. Tenant shall have no right of access to the roof of the Premises or the Building.

     41. SECURITY. Tenant hereby agrees to the exercise by Landlord and its agents and employees, within their sole discretion, of such security measures as it deems necessary for the Building.

     42. AUTHORITY OF TENANT. Tenant warrants to Landlord that Tenant, if other than an individual, is a validly existing legal entity under the laws of the state of its formation, that it is duly qualified to do business in the State in which the Premises are located, that its entry into and performance of this Lease has been duly authorized, that, if Tenant is not an individual, the officer(s), partner(s) or trustee(s), as applicable, executing this Lease on Tenant's behalf are duly authorized to do so, and that this Lease is binding upon Tenant.

     43. NO ACCORD OR SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease.

     44. MODIFICATIONS FOR LENDER. If in connection with obtaining financing for the Building or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay, or defer its consent to such modification provided such modifications do not materially adversely affect Tenant's rights hereunder or increase Tenant's obligations.

     45. PARKING. Tenant's occupancy of the Premises shall include the use of thirteen (13) parking spaces, of which two (2) shall be covered spaces and for which Landlord will provide free of charge to Tenant for the duration of Tenant's occupancy. Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate provided that the number of covered and uncovered parking spaces provided to Tenant shall not be reduced.

     46. GENERAL PROVISIONS.

          46.1 ACCEPTANCE. The submission of this Lease by Landlord does not constitute an offer by Landlord or other option for, or restriction of, the Premises, and this Lease shall only become effective and binding upon Landlord, upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

          46.2 JOINT OBLIGATION. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

          46.3 MARGINAL HEADINGS, ETC. The marginal headings, Table of Contents, lease summary sheet and titles to the articles and sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

          46.4 CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

          46.5 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

          46.6 RECORDATION. Neither landlord nor Tenant shall record this Lease, but a short-form memorandum hereof may be recorded at the request of Landlord or Tenant. The requesting party shall bear all costs associated with the recording of such short-form memorandum. Tenant shall, promptly upon the expiration or earlier termination of this Lease, execute all documents necessary to cancel or terminate of record such short-form memorandum and in the event that Tenant does not so execute such document(s) within thirty (30) days after written request by Landlord, Tenant hereby appoints Landlord as its authorized agent and attorney-in-fact solely for the purpose of execution, on Tenant's behalf, of all such document(s).

          46.7 QUIET POSSESSION. Upon Tenant's paying the Rent and other charges due hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof, subject to all the provisions of this Lease.

          46.8 PARTIAL INVALIDITY. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and affect.

          46.9 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

          46.10 ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

          46.11 LABOR DISPUTES. Tenant agrees that it will not at any time, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, in connection with any services, provisions, alterations or maintenance, if the use of such contractor, mechanic or laborer or such materials may create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Landlord or others, or would disturb the constructing maintenance, cleaning, janitorial services, repair, management, security or operation of the Building or any part thereof . In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

          46.12 WAIVER OF COUNTERCLAIM. Tenant hereby waives the right to interpose any non-compulsory counterclaim of whatever description in any summary proceeding.

          46.13 TIME IS OF THE ESSENCE. Time is of the essence of this Lease. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively.

          46.14 EXECUTION. This Lease may be executed in any number of counterparts , each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts.

          46.15 FORCE MAJEURE. A party to this Lease shall be excused from the performance of its duties and obligations under this Lease, except obligations for the payment of money such as Base Rent, for the period of delay, but in no event longer than ninety (90) days, caused by labor disputes, governmental regulations, riots, war, insurrection, acts of God or other causes beyond the control of the party whose performance is being excused (but such causes shall not include insufficiency of funds).

          46.16 NO JOINT VENTURE. This Lease does not and shall not be construed to create a partnership, joint venture or any other relationship other than that of landlord and tenant.

     47. RULES AND REGULATIONS. Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and parking and other common areas provided that any future rules and regulations shall not materially increase Tenant's obligations or decrease Tenant's rights hereunder. Such rules may include but shall not be limited to the following: (i) restricting of employee parking to a limited, designated area or areas; and (ii) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant.

The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants of the Building.

     48. NO WARRANTIES OR REPRESENTATIONS BY LANDLORD. Tenant acknowledges and agrees that, except as expressly set forth in this Lease, neither Landlord nor any agent or representatives of Landlord have made, and Landlord is not liable or responsible for or bound in any manner by any express or implied representations, warranties, covenants, agreements, obligations, guarantees, statements, information or inducements pertaining to the Premises or any part hereof, the title and physical condition thereof, the quantity, character, fitness and quality thereof, merchantability, fitness for particular purpose, the income, expenses or operation thereof, the value and profitability thereof, the uses which can be made thereof or any other matter or thing whatsoever with respect thereto. Tenant acknowledges, agrees, represents and warrants that it has had the opportunity and has in fact inspected the Premises, and that it has had access to information and data relating to all of same as Tenant has considered necessary, prudent, appropriate or desirable for the purposes of this transaction and, without limiting the foregoing, that Tenant and its agents and representatives have independently inspected, examined, analyzed and appraised all of same, including the condition, value and profitability thereof. Without limiting the foregoing, Tenant acknowledges and agrees that, except as expressly set forth in this Lease, Landlord is not liable or responsible for or bound in any manner by (and Tenant has no relief upon) any oral or supplied guarantees, statements, information or inducements pertaining to the Premises or any part hereof, such condition and such operation and any other information respecting same furnished by or obtained from Landlord or any agent or representative of Landlord. Without limiting the foregoing, except as expressly set forth in this Lease, Tenant acknowledges and agrees that Tenant is leasing the Premises "AS IS" at the Lease Commencement Date.

     49. LANDLORD'S CONSENT OR APPROVAL.

          49.1 With respect to any provision of this Lease which provides that Tenant shall obtain Landlord's prior consent or approval, Landlord may withhold such consent or approval for any reason at its sole discretion, unless the provision specifically states that the consent or approval will not be unreasonably withheld delayed or conditioned.

          49.2 With respect to any provision of this Lease which provides that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

     50. WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTON OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJCT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND

TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY RPERESENTATIONS OF FACT TO INDUCE THIS WAIVER OR TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORUTNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISUCSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

         Initials:

         Landlord:  _______                        Tenant: _______

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, in triplicate, on the day and year first above written

TENANT:                                            LANDLORD
-------                                            --------
POTOMAC FINANCIAL GROUP,                           AETNA LIFE INSURANCE COMPANY,
L.L.C., a Virginia limited liability company       a Connecticut corporation



By:                                                By:
   --------------------------                         --------------------------
Printed Name:                                      Printed Name:
             ----------------                                   ----------------
Its:                                               Its:
    -------------------------                           ------------------------

                                    EXHIBIT A
                                    ---------

                        LOCATION AND DIMENSIONS OF PLANS
                        --------------------------------

                                    Exhibit B
                                    ---------

                              Special Stipulations
                              --------------------


     These Special Stipulations are hereby incorporated into this Lease and in the event that they conflict with any provision of this Lease, these Special Stipulations shall control.

     1. Base Rent. During the Term of the Lease, Tenant shall pay Base Rent as follows:

Year of the              Base Rent Rate per Rentable        Monthly Base
Lease Term                  Square Foot per Annum           Rent Payment
----------                  ---------------------           ------------
        1                          $17.75                      $5,506.94

        2                          $18.28                      $5,671.37

        3                          $18.83                      $5,842.01

        4                          $19.40                      $6,018.85

        5                          $19.98                      $6,198.80


     2. Entry Sign. Landlord shall also provide Tenant with one (1) suite entry sign at Landlord's sole cost and expense. Landlord hereby acknowledges that Tenant shall be permitted to install a second suits entry sign on behalf of an affiliate of Tenant, at Tenant's expense.

     3. Security Deposit. Tenant hereby agrees to pay Landlord a security deposit in the amount of Twenty-Two Thousand and no/100 Dollars ($22,000.00) for years one (1) through three (3) during the Term of the Lease. The security deposit for years four (4) through five (5) shall be reduced to Twelve Thousand Thirty-Seven and 70/100 Dollars ($12,037.70), provided, however, Tenant does not exercise its option to terminate this Lease. At any time during the term of this Lease after the first (1st) anniversary of the Lease Commencement Date, Tenant shall have the right to substitute a letter of credit (the "Letter of Credit") in lieu of the amount of the security deposit as set forth above. Such Letter of Credit shall be in the form of an unconditional, irrevocable standby letter of credit naming Landlord as beneficiary and payable upon presentation of a sight draft (accompanied by a statement by an authorized officer of Landlord certifying that an Event of Default has occurred and that Landlord is entitled to draw on the Security Deposit for such sum as is stated in the sight draft) at a federally-insured national bank approved by Landlord (the "Issuer") and having such other form and content as Landlord shall reasonably require. The Letter of Credit may be replaced by a substitute letter of credit otherwise satisfying the terms of this paragraph in the reduced amount set forth above or the Letter of Credit may reduce in amount automatically.

     4. Renewal Option. Provided that (i) both at the time of the exercise of the option hereinafter set forth and at the time of commencement of the Renewal Term (as hereinafter defined) this Lease is in full force and effect and provided further that Tenant is not then in monetary default or material non-monetary default hereunder beyond the expiration of any applicable notice and cure period provided for in this Lease and (ii) Tenant is in occupancy of at least fifty percent (50%) of the Premises for the purpose of conducting its own business, Tenant is hereby granted the option to renew the Lease Term for one (1) additional period of sixty (60) months (the "Renewal Term"), such Renewal Term to commence at the expiration of the initial Lease Term. Tenant shall exercise its option to renew by delivering notice of such election (the "Renewal Notice'") to Landlord not less than six (6) months prior to the expiration of the initial Lease Term. In the event that Landlord does not receive the Renewal Notice prior to the expiration of such time period (time being of the essence with respect thereto), then such option to renew the Lease Term shall, upon the expiration of such time period, become null and void and be of no further force or effect and Tenant shall, at the request of Landlord, execute an instrument in form and substance acceptable to Landlord confirming such facts. The Renewal Term shall be upon the same terms and conditions of this Lease except that the Base Rent during the Renewal Term shall be at an annual rate equal to the then current fair market rental rate for leases comparable to this Lease for space comparable to the Premises in the Building taking into account such factors as tenant improvement allowances, rent concessions, and rental escalations (the "FMR"). The FMR shall be determined by Landlord and Tenant by mutual agreement; however, if Landlord and Tenant cannot agree in writing on the FMR within thirty (30) days after Tenant's notice of its election to renew, the Renewal Notice shall be deemed null and void, unless Tenant, within ten (10) days after the expiration of said thirty (30) day period, elects, by notifying Landlord in writing, to have the FMR determined by the Three Broker Method set forth below. Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term, and the Premises shall be delivered in their existing condition (on an "as is" basis) at the time the Renewal Term commences.

     The "Three Broker Method" shall operate as follows: The FMR shall be based upon the current fair market rental rate expressed in terms of rent per square of rentable area of the Premises for comparable space in comparable buildings in the Reston, Virginia area, (taking into account concessions which are being offered in the marketplace for renewals) which shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third broker. Each member of the board of brokers shall be licensed in Virginia as a real estate broker, specializing in the field of commercial office leasing in the Reston area of Virginia, having no less than ten (10) years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly after Landlord and Tenant are unable to agree upon the FMR. The two (2) brokers selected by Landlord and Tenant shall Select the third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is elected, shall submit his or her determination of the FMR. The FMR shall be the determination of the broker that is not the highest or the lowest (or, if two brokers reach an identical determination, the determination of such two brokers). Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

     The FMR shall be the Base Rent with respect to the Premises during the first year of the Renewal Term and shall thereafter escalate during the remainder of the Renewal Term at three percent (3%) per annum over the prior year's Base Rent.

     5. Cancellation Option. Notwithstanding anything to the contrary contained in this Lease, provided Tenant is not in default hereunder beyond any applicable notice and cure period or in the event that Tenant is in default, if Tenant shall cure such default, Tenant shall have the one (1) time option to terminate this Lease, effective upon the completion of the third (3rd) Lease Year (the "Cancellation Date") by providing Landlord with written notice of such option election (the "Cancellation Notice"). Such Cancellation Notice shall be effective only if it is given to Landlord at least six (6) months prior to the Cancellation Date (the "Cancellation Notice Deadline"); accordingly, if Tenant has not given its Cancellation Notice to Landlord prior to a Cancellation Notice Deadline, the respective Cancellation Option shall terminate and be of no further force or effect. As a condition precedent to any cancellation of this Lease pursuant to the provisions of this paragraph, Tenant must have delivered to Landlord, together with its Cancellation Notice, an amount as a cancellation fee equal to the sum of Thirty-Eight Thousand Three Hundred Fifteen and 98/100 Dollars ($38,315.98), which represents (i) an amount equal to the unamortized portion of any tenant improvement allowance, leasing commissions and free rent, if any, plus (ii) an amount equal to three (3) months of the then current rental rate. It is hereby acknowledged that any such amount required to be paid by Tenant in connection with such early termination is not a penalty but a reasonable pre-estimate of the loss incurred by Landlord as a result of such early termination of this Lease (which loss is impossible to calculate more precisely) and, in that regard, constitutes liquidated damages with respect to such loss. Tenant shall continue to be liable for its obligations under this Lease to and through the Cancellation Date, including, without limitation, Additional Rent that accrues pursuant to the terms of the Lease, with all of such pre-Cancellation Date obligations surviving the early termination of the Term of this Lease to the extent that such obligations remain unfulfilled as of the Cancellation Date. The rights granted to Tenant under this paragraph are personal to Tenant, and in the event of any assignment of this Lease or sublease by Tenant, this Cancellation Option shall thenceforth be void and of no further force or effect.

                                    Exhibit C
                                    ---------

                               Tenant Work Letter
                               ------------------



     Landlord agrees that it shall construct the tenant improvements for the Premises in a good and workmanlike manner substantially in accordance with the construction drawings and plans prepared by ______________________ dated September 26, 1995 which Tenant has and does hereby approve (the "Approved Drawings") and the Buildings standard specifications for the quantity and quality of materials to be used in the construction of the tenant improvements. Landlord shall pay for all costs of construction of the tenant improvements as shown on the Approved Drawings. Landlord shall have the right to approve all changes, modifications, substitutions or additions to the Approved Drawings.

     Landlord shall paint and re-carpet the entire Premises with Building standard carpet and colors to be selected by Tenant and repair all water damage in the Premises.

     Additionally, Landlord's architect shall provide services for Approved Drawings at Landlord's sole cost and expense.

                                    Exhibit D
                                    ---------

                              Rules and Regulations
                              ---------------------



1. The sidewalks in front of Premises shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress from and to Tenant's offices. Tenant shall remove promptly, at its own expense, without the use of chemical agents, any debris from the sidewalks in front of Premises. Landlord shall in all cases obtain the right to control or prevent access thereto by any person whose presence, in Landlord's judgment, would be prejudicial to the safety, peace, character or reputation of the Building or of any Tenant of the Property.

2. The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant.

3. No skylight, window, door or transom of the Building shall be covered or obstructed by Tenant, and no storm window, awning or other similar material shall be installed or placed on any window or in any window space, except as approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. If Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, Tenant shall not remove it without first obtaining Landlord's written consent thereto, which approval shall not be unreasonably withheld, delayed or conditioned.

4. No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any window, space or other part of the exterior or interior of the Building, unless first approved in writing by Landlord, which approval shall not be unreasonab1y withheld, delayed or conditioned. Names on suite entrances shall be provided by and only Landlord and at Tenant's expense, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall not erect any stand, booth or showcase or other article or matter in or upon the Premises and/or the Building without first obtaining Landlord's written consent thereto, which approval shall not be unreasonably withheld, delayed or conditioned.

5. Tenant shall not place any additional lock upon any door within the Premises or elsewhere upon the Property, without Landlord's prior written approval, such approval not to be unreasonably withheld, and shall surrender all keys for all such locks, at the end of the Term. Landlord shall provide Tenant with one set of keys to the Premises when Tenant assumes possession thereof.

6. Tenant shall not do or permit to be done anything which materially obstructs or interferes with the rights of any other tenant or the Property. Tenant shall not keep anywhere within the Property any matter having an offensive odor, or any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material except for small amounts of chemicals used in Tenant's ordinary course of business, stored in a safe manner meeting all regulations and standards including, but not limited to, fire marshall codes/environmental protection agency rules, regulations and standards and OSHA requirements and for which Tenant is reasonably insured. No bird, fish or other animal shall be brought into or kept in or about the Premises.

7. If Tenant desires to install signalling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, Tenant shall need Landlord's prior written approval, such approval shall not be unreasonably withheld. After thirty (30) days prior written notice to Tenant, Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Building or the Premises, (b) to require the changing or wiring connections or layout at Tenant's expense, to the extent that Landlord may reasonably deem necessary, (c) to require compliance with such reasonable rules as Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to do whatever else it considers reasonably necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by Landlord with the number of the office to which such wire leads and the purpose for which it is used, together with the name of Tenant or other concern, if any, operating or using it.

8. Without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned (a) no connection shall be made to any electrical wire for running any fan, motor or other apparatus, device or equipment, (b) no machinery of any kind other than customary small business machinery shall be allowed in the Premises, and (c) no switchboard or telephone wiring or equipment shall be placed anywhere other than where reasonably designated by Landlord.

9. Tenant shall have access to the Premises at all times. Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, landlord shall have the right to bar or limit access to the Building to protect the safety of occupants or the Property, or any property within the Property.

10. Tenant and its employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the Premises surrounding the Building.

11. Landlord shall have the right to rescind, suspend or modify the Rules and Regulations and to promulgate such other Rules or Regulations as, in Landlord's reasonable judgment, are from time to time needed for the safety, care, maintenance, operation or cleanliness of the Building, or for the preservation of good order therein provided such other Rules and Regulations do not interfere with Tenant's use and occupancy of the Premises or materially increase Tenant's obligations or materially diminish Tenant's rights hereunder. Upon Tenant's having been given notice to the taking of any such action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which Tenant's Lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such Lease).

12. The use of any room within the Building as sleeping quarters is strictly prohibited at all times.

13. Nothing in these Rules and Regulations shall give any Tenant any right or claim against Landlord or any other person if Landlord does not enforce any of them against any other Tenant or person (whether or not Landlord has the right to enforce them against such Tenant or person), and no such nonenforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to Tenant or any other Tenant person. Notwithstanding anything above to the contrary, Landlord will enforce the Rules and Regulations uniformly with all tenants.

                                    Exhibit E
                                    ---------

                             CLEANING SPECIFICATIONS
                             -----------------------


Cleaning services provided five (5) days per week unless otherwise specified.

Cleaning hours Monday through Friday between 6:00 p.m. and before 8:00 a.m. of the following day.

On the last day of the week the work will be done after 6:00 p.m., Friday, but before 8:00 a.m., Monday.

No cleaning on holidays.

Lavatories
----------

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing partitions to be washed and disinfected weekly.

Basins, bowls, urinals to be washed and disinfected daily.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles will be emptied and cleaned and wash dispensaries to be filled with appropriate tissues, towels, soap nightly.

Main Lobby, Elevators, Building Exterior and Corridors
------------------------------------------------------

Wipe and wash all floors in Main Lobby nightly.

Wipe and/or vacuum elevator floors nightly.

Office Area
-----------

Furniture and fixtures within reach will be dusted and desk tops will be wiped clean. However, desks with loose papers on the top will not be cleaned.

Ash trays to be emptied and cleaned.

Window sills and baseboards to be dusted and washed when necessary.

Office wastepaper baskets will be emptied nightly.

Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed. Tenants are required to place such unusual refuse in trash area.

Cleaner will not remove or clean tea or coffee cups or similar containers; also; if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned.

Hard floors will be swept daily and washed and waxed monthly.

Carpet will be vacuumed nightly.

Wipe clean all glass, brass and other bright work weekly.

Dust all pictures, charts, wall hangings monthly that are not reached in nightly cleaning.